Exhibit 99.2

AMERICAN WATER: ACQUISITION OF SCRANTON SEWER AUTHORITY ASSETS

Acquisition Overview

•Acquisition consistent with American Water's strategy to grow its regulated business by acquiring wastewater customers in areas where it already provides water service to customers.

•Acquisition benefits from Pennsylvania Act 11 legislation which was enacted to facilitate investment in wastewater systems.

•Purchase price of $195 million, or approximately $156 million after considering cash included among assets acquired from seller.

•Transaction expected to be accretive in the first year after close (2017)

•The Sewer Authority identified capital investment needs of $140 million over the next 25 years to comply with the Consent Decree agreed to with the U.S. Environmental Protection Agency and others.

•American Water expects to finance this acquisition with cash flow from operations and debt.

•American Water has been successful at achieving several key milestones including: receiving approval of the transaction   from the Pennsylvania Public Utility Commission, amending the Consent Decree through agreement with multiple governmental agencies, developing a new sewer discharge permit reflecting Pennsylvania American Water ownership of the utility, and executing a collective bargaining agreement with Teamsters on behalf of the utility’s existing union workforce.

•The acquired operations will operate as a part of Pennsylvania American Water; with offers of employment to all Sewer Authority employees, along with American Water's commitment to bring 100 additional jobs to the community.

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. Marking its 130th anniversary this year, the company employs more than 6,700 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found at www.amwater.com.

KEY FACTS
Customers	31,000
Miles of collection & interceptor sewers	275+
Treatment Plant Capacity (MGD)	20
Booster Stations	7

Acquisition Financing

•American Water has sufficient financing capacity to fund the transaction

Acquisition Strategy

•Proposed acquisition strengthens the company's position in wastewater sector.

•Acquisition of wastewater customers in existing water footprint allows Pennsylvania American Water to achieve operating efficiencies

•As the largest regulated water & wastewater utility in the United States and Pennsylvania, this acquisition further increases scale, demonstrating American Water as the preferred partner for water and wastewater acquisitions.

The Scranton Sewer Authority was established in 1968 to implement plans for a wastewater treatment plant and interceptor sewers. Today, the Sewer Authority provides wastewater services to 31,000 customers in the City of Scranton and the Borough of Dunmore.

Acquisition is Within Pennsylvania American's Existing Water Footprint

"This deal means significant long- term rate mitigation, a more thorough and complete program of environmental stewardship, increased efficiency and customer service, and it keeps the Authority's jobs intact while adding 100 new ones in Scranton by 2020."

- William L. Courtright, Mayor of Scranton

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Acquisition Fact Sheet are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things: anticipated capital investments in the system; the ability to achieve certain benefits, synergies and goals relating to the transaction and the acquired operations; and the ability to comply with the Consent Decree. These statements are based on the current expectations of management of American Water and Pennsylvania American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which are disclosed in American Water's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 29, 2016. Forward-looking statements are not guarantees or assurances of future performance or results, and American Water and Pennsylvania American Water do not undertake any duty to update any forward-looking statement.